UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

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Schmitt Industries, Inc.

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Schmitt Industries, Inc. Announces that ISS and Glass Lewis Both Recommend that

SMIT Shareholders DO NOT VOTE FOR SENTENTIA Nominees

Portland, Oregon – October 2, 2018 – Schmitt Industries, Inc. (“SMIT”) today announced that Institutional Shareholders Services Inc. and Glass Lewis, the leading independent proxy research and advisory firms to institutional investors, have both recommended that SMIT shareholders do not vote for Sententia’s nominees.

SMIT also announced that today it sent a letter to its shareholders. Included below is the full text of the letter:

Leading proxy advisory firms recommend DO NOT VOTE FOR SENTENTIA Nominees

October 2, 2018

Dear Fellow Shareholders,

Schmitt Industries, Inc. (“SMIT” or the “Company”) today announced that Institutional Shareholders Services Inc. (“ISS”) and Glass Lewis, the leading independent proxy research and advisory firms to institutional investors, both recommend that SMIT shareholders do not vote for Sententia’s nominees. After thoroughly evaluating SMIT’s performance, Sententia’s arguments, and their nominees, BOTH ISS AND GLASS LEWIS have recommended that shareholders do not vote for the Blue card nominees.

ISS and Glass Lewis are both completely independent – they have no relationship with SMIT and no stake in our proxy contest.

According to ISS and Glass Lewis (emphasis added):

SMIT’s FY2017 Strategy is working	ISS: “The board [of Schmitt Industries] implemented a turnaround effort in FY2017 that has been directionally positive thus far.”

SMIT’s FY2017 Strategy has proven results

Glass Lewis: “[Glass Lewis] believe[s] the Company’s strong FY2018 results…lend credibility to the incumbent board’s argument that the incumbent board and management have the right strategy to position the Company for future success and to enhance shareholder value.”

ISS: “The strategy has been directionally positive thus far, as revenues reached a five-year high in FY2018, while gross margin increased, operational expenses declined, and net income was positive for the first time since FY2012.”

Sententia’s plan will not work

Glass Lewis: “...[Glass Lewis is] somewhat concerned that the Dissident has not presented a detailed plan to improve operations and [Glass Lewis] recognize[s] that the Company has already taken steps to cut costs and improve efficiency.”

ISS: “...[Sententia] has failed to convincingly articulate an understanding of the fundamental drivers of underperformance that necessitated the turnaround strategy and the manner in which its nominees would contribute to the efforts.”

ISS and Glass Lewis recognize that SMIT has articulated a clear and proactive strategy that has been successful. Based on these conclusions, the proxy advisory firms recommend the following:

•	ISS and Glass Lewis recommend that shareholders vote the Company’s WHITE Proxy Card for David Case.

•	ISS and Glass Lewis recommend shareholders DO NOT VOTE the Blue proxy card and DO NOT VOTE for Sententia’s nominees.

As I stated in CEO David Case’s letter to fellow shareholders mailed to you with the 2018 Annual Report, it is the Company’s objective to improve our shareholder communications and transparency to the market. We look forward to continuing the more robust communication we have established with shareholders both at the Annual Meeting on October 12th and into the fiscal year ahead.

VOTE THE ENCLOSED WHITE CARD TODAY!

The cut off time for voting is approaching, and your vote is critical this year. The online voting cut off is 11:59 PM Eastern on October 11, 2018.

If you have already voted for Sententia’s nominees on the Blue proxy card, you can still change your vote to the Company’s nominees. You can place your vote by using the mailed WHITE Proxy Card enclosed with this letter.

If you have any questions or would like us to contact you, please do not hesitate to reach out to our proxy solicitor, Alliance Advisors, at (833) 786-6483.

Again, thank you for your continued support.

Michael J. Ellsworth

Chairman of the Board of Directors

Schmitt Industries, Inc.

Additional Information

In connection with its 2018 Annual Meeting of Shareholders (the “Annual Meeting”), Schmitt Industries, Inc. (the “Company”) has filed a definitive proxy statement dated September 14, 2018 (the “Proxy Statement”) and other documents related to the Annual Meeting with the Securities and Exchange Commission (“SEC”) on Schedule 14A and is mailing its Proxy Statement and a proxy card to each shareholder entitled to vote at the Annual Meeting.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Annual Meeting. Information regarding the Company’s participants is set forth in the Proxy Statement.

Forward-Looking Statements

Certain statements in this presentation are “forward-looking statements.” These statements are based upon current expectations, estimates and projections about the Company’s business that are based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including, but not limited to, general economic conditions and global financial concerns, the volatility of the Company’s primary markets, efforts to accelerate growth in sales of the Xact® tank monitoring systems and the ability to satisfy expected demand, the ability to develop new products to satisfy changes in consumer demands, the intensity of competition, the effect on production time and overall costs of products if any of our primary suppliers are lost or if a primary supplier increases the prices of raw materials or components, the ability to ramp up manufacturing to satisfy increasing demand, maintenance of a significant investment in inventories in anticipation of future sales, existing cash levels which may not be sufficient to fund future growth, the ability to obtain financing if needed to fund operations or growth through commercial loans or capital fund raising at terms acceptable to the Company and its shareholders, fluctuations in quarterly and annual operating results, attracting and retaining key management and qualified technical and sales personnel, changes in effective tax rates, the ability to reduce operating costs if sales decline, increased costs due to changes in securities laws and regulations, protection of intellectual property rights, and risks from international sales and currency fluctuations.

For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company’s SEC filings, including, but not limited to, its Forms 10-K, 10-Q and 8-K.

The forward-looking statements in this presentation speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this presentation, or for changes to this document made by wire services or internet service providers.

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